Exhibit 99.1

               Pacific Capital Bancorp Appoints Ernst & Young LLP
                         as Its New Independent Auditor

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--July 15, 2005--Pacific Capital Bancorp (Nasdaq:PCBC) announced today that the Audit Committee of its Board of Directors has appointed Ernst & Young LLP as the Company's new independent registered public accounting firm.
    In an effort to attain the highest quality independent accounting services provided at a competitive price, the Audit Committee adopted in March 2005 a policy to solicit proposals for the auditing engagement every three years. Following interviews with a number of firms, the Audit Committee selected Ernst & Young based on the firm's audit approach, financial services expertise, and competitive pricing.
    Ernst & Young will commence its auditing services with the review of Pacific Capital Bancorp's financial results for the quarter ended June 30, 2005.
    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and Pacific Capital Bank.

    CONTACT: Pacific Capital Bancorp
             Deborah Whiteley, 805-884-6680
             Debbie.Whiteley@pcbancorp.com